Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-178325) of Sinocoking Coal and Coke Chemical Industries, Inc. of our audit report dated September 28, 2012 with respect to the consolidated financial statements of Sinocoking Coal and Coke Chemical Industries, Inc., which is included in this Annual Report (Form 10-K) for the years ended June 30, 2012 and 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

September 28, 2012